Exhibit 10.2

EXECUTION VERSION

Loan Number: 1008459

SIXTH AMENDMENT TO TERM LOAN AGREEMENT

THIS SIXTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of January 25, 2018, is made by and between RLJ LODGING TRUST, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), RLJ LODGING TRUST, a Maryland real estate investment trust (the “Parent Guarantor”), each of the undersigned Subsidiary Guarantors (as defined in the Amended Term Loan Agreement (as defined below)), the Lenders party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Parent Guarantor, the Administrative Agent and the financial institutions initially a signatory to the Existing Term Loan Agreement (as defined below) together with their successors and assigns under Section 13.6. of the Existing Term Loan Agreement have entered into that certain Term Loan Agreement dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Term Loan Agreement”); capitalized terms used herein and not defined herein have the meanings provided in the Existing Term Loan Agreement as amended by this Amendment (the “Amended Term Loan Agreement”);

WHEREAS, the Borrower and the Parent Guarantor have requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Existing Term Loan Agreement as described herein;

WHEREAS, the Existing Term Loan Agreement provides for a $225,000,000 term loan facility; and

WHEREAS, the Administrative Agent and the Lenders party to this Amendment (including each undersigned Lender that desires to become party to the Amended Term Loan Agreement (as defined below) as a “Lender” thereunder, as identified on the signature pages hereto as a “New Lender” (the “New Lender”)) have agreed to so amend certain terms and conditions of the Existing Term Loan Agreement to make certain agreed upon modifications on the terms and conditions set forth below in this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.             New Lender.

(a)           Effective as set forth in Section 3 below, each undersigned New Lender agrees to purchase its Pro Rata Share of Loans pursuant to the terms of the Amended Term Loan Agreement in the principal amount of such New Lender’s Loans as set forth on Schedule I to the Amended Term Loan Agreement.  Each New Lender not a party to the Existing Term Loan Agreement hereby acknowledges and agrees that, by its execution of this Amendment as a “New Lender”, (i) such New Lender will be deemed to be a party to the Amended Term Loan Agreement as a “Lender” and (ii) such New Lender shall have all of the obligations of a “Lender” under the Amended Term Loan Agreement and agrees to be bound by all of the terms, provisions and conditions applicable to “Lenders” contained in the Amended Term Loan Agreement, in each case, as if it had executed the same.

(b)           Each undersigned New Lender (i) represents and warrants that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Existing Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 9.1. and 9.2. thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Term Loan Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Term Loan Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) if it is a Foreign Lender, confirms that it has delivered any documentation to the Administrative Agent and the Borrower required to be delivered by it pursuant to the terms of the Amended Term Loan Agreement, duly completed and executed by it.

2.             Amendments to Existing Term Loan Agreement.  Effective as set forth in Section 3 below, the Existing Term Loan Agreement is hereby amended as follows (as so amended, the Existing Term Loan Agreement shall continue in full force and effect):

(a)           The cover page of the Existing Term Loan Agreement is hereby amended (i) to add BBVA Compass Bank as a Documentation Agent and (ii) to include Capital One, National Association and BBVA Compass Bank as Joint Lead Arrangers and Joint Bookrunners.

(b)           Section 1.1. of the Existing Term Loan Agreement is hereby amended (i) to delete each of the definitions of “ICE” and “Loan Year” appearing therein in its entirety and (ii) to add or amend and restate, as applicable, each of the following defined terms in the appropriate alphabetical order:

“Applicable Margin” means (i) at any time prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Margin applicable thereto in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based

Applicable Margin applicable thereto in effect at such time. Notwithstanding the foregoing, during the six-month period commencing on the first day of the calendar month following the Borrower’s delivery of any Compliance Certificate pursuant to Section 9.3. reflecting that the Leverage Ratio exceeds 6.50 to 1.00 as of the end of the applicable four-quarter fiscal period, the Applicable Margin shall be increased by 0.35% for each Level.

“Arrangers” means Wells Fargo Securities, LLC, PNC Capital Markets LLC, Capital One, National Association and BBVA Compass Bank.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Capital One Term Loan Agreement” means that certain Term Loan Agreement, dated as of December 22, 2014, as amended by that certain First Amendment to Term Loan Agreement, dated as of June 1, 2015, that certain Second Amendment to Term Loan Agreement, dated as of November 12, 2015, that certain Third Amendment to Term Loan Agreement, dated as of April 28, 2016, that certain Fourth Amendment to Term Loan Agreement, dated as of August 31, 2017, and that certain Fifth Amendment to Term Loan Agreement, dated as of January 25, 2018, by and among the Borrower, the Parent Guarantor, Capital One, as administrative agent, and the lenders party thereto.

“Documentation Agent” means, collectively, Capital One, National Association and BBVA Compass Bank.

“Investment Grade Pricing Effective Date” means the first Business Day following the later of the date on which (a) the Investment Grade Ratings Criteria have been satisfied and (b) the Borrower has delivered to the Administrative Agent (and the Administrative Agent shall promptly provide a copy of such notice to the Lenders) a certificate signed by a Responsible Officer of the Borrower (i) certifying that the Investment Grade Ratings Criteria have been satisfied (which certification shall also set forth the Credit Rating(s) as in effect, if any, from each of S&P, Fitch and Moody’s as of such date) and (ii) notifying the Administrative Agent that the Borrower has irrevocably elected to have the Ratings-Based Applicable Margin apply to the pricing hereunder.

“Level” has the meaning given that term in the definition of the terms “Leverage-Based Applicable Margin” and “Ratings-Based Applicable Margin”, as the context may require.

“Leverage-Based Applicable Margin” means the percentage rate set forth below corresponding to the level (each, a “Level”) into which the Leverage Ratio as determined in accordance with Section 10.1.(a) then falls:

Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	Less than 4.00 to 1.00	1.45%	0.45%
2	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	1.55%	0.55%
3	Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	1.60%	0.60%
4	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.75%	0.75%
5	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%
6	Greater than or equal to 6.00 to 1.00	2.20%	1.20%

The Leverage-Based Applicable Margin shall be determined by the Administrative Agent from time to time based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3.  Any adjustment to the Leverage-Based Applicable Margin shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3.  If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Leverage-Based Applicable Margin shall equal the percentages corresponding to Level 6, until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered.  Notwithstanding the foregoing, for the period from the Sixth Amendment Effective Date through but excluding the date on which the Administrative Agent first determines the Leverage-Based Applicable Margin as set forth above, the Leverage-Based Applicable Margin shall be determined based on Level 1.  Thereafter, such Leverage-Based Applicable Margin shall be adjusted from time to time as set forth in this definition.  The provisions of this definition shall be subject to Section 2.5.(c).

“LIBOR” means, subject to the implementation of a Replacement Rate in accordance with Section 5.2.(ii), with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in U.S. Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or a comparable or successor quoting service approved by the Administrative Agent) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the Statutory Reserve Rate; provided that if as so determined LIBOR (including, without limitation, any Replacement Rate with respect thereto) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S. Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period; provided that if as so determined LIBOR shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  Any change in the Statutory Reserve Rate shall result in a change in LIBOR on the date on which such change in such Statutory Reserve Rate becomes effective.  Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 5.2.(ii), in the event that a Replacement Rate with respect to LIBOR is implemented, then all references herein to LIBOR shall be deemed to be references to such Replacement Rate.

“Managing Agent” means Raymond James.

“Maturity Date” means January 25, 2023.

“Post-Default Rate” means (a) in respect of any principal of the Loan, the rate otherwise applicable plus an additional two percent (2%) per annum and (b) with respect to any other Obligation (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), or any amount owing by a Lender to the Administrative Agent pursuant to Section 11.8., at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus two percent (2%).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Ratings-Based Applicable Margin” means the percentage rate set forth below corresponding to the level (each, a “Level”) into which the Credit Rating then falls:

Level	Credit Rating	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3 or better	0.90%	0.00%
2	BBB+/Baa1	0.95%	0.00%
3	BBB/Baa2	1.10%	0.10%
4	BBB-/Baa3	1.35%	0.35%
5	Lower than BBB-/Baa3/Unrated	1.75%	0.75%

During any period for which the Borrower or the Parent Guarantor, as applicable, has received three (3) Credit Ratings which are not equivalent, the Ratings-Based Applicable Margin will be determined by (a) the highest Credit Rating if the highest Credit Rating and the second highest Credit Rating differ by only one Level or (b) the average of the two highest Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Ratings-Based Applicable Margin will be based on the Credit Rating one Level below the Level corresponding to the highest Credit Rating).  During any period for which the Borrower or the Parent Guarantor, as applicable, has received only two (2) Credit Ratings and such Credit Ratings are not equivalent, the Ratings-Based Applicable Margin will be determined by (i) the highest Credit Rating if they differ by only one Level or (ii) the average of the two Credit Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Ratings-Based Applicable Margin will be based on the Credit Rating one Level below the Level corresponding to the higher Credit Rating).  During any period for which the Borrower or the Parent Guarantor, as applicable, has received no Credit Rating from Fitch, if the Borrower or the Parent Guarantor, as applicable, also ceases to have a Credit Rating from one of S&P or Moody’s, then the Ratings-Based Applicable Margin shall be determined based on the remaining such Credit Rating.  Notwithstanding any Credit Rating from Fitch, during any period in which neither S&P nor Moody’s has provided a Credit Rating corresponding to Level 4 or better to the Borrower or the Parent Guarantor, as applicable, the Ratings-Based Applicable Margin shall be determined based on Level 5.

On the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Margin shall be determined based upon the Credit Rating(s) specified in the certificate delivered pursuant to clause (b) of the definition of “Investment Grade Pricing Effective Date”.  Thereafter, any change in the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower or the Parent Guarantor, as applicable, in accordance with the Loan Documents that the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, has changed; provided, however, that if the Borrower or the Parent Guarantor, as applicable, has not delivered such required notice but the Administrative Agent becomes aware that the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, has changed, then the Administrative Agent may, in its sole discretion and upon written notice to the Borrower and the Lenders, adjust the Level effective as of the first day of the first calendar month following the date on which the Administrative Agent becomes aware that the Borrower’s or the Parent Guarantor’s Credit Rating, as applicable, has changed.

“Replacement Rate” has the meaning given that term in Section 5.2.(ii).

“Sixth Amendment Effective Date” means January 25, 2018.

“Syndication Agent” means PNC Bank, National Association.

(c)           Section 2.8.(a) of the Existing Term Loan Agreement is hereby amended and restated in its entirety as follows:

(a)           Optional. Subject to Section 5.4., the Borrower may prepay the Loan in full or in part at any time without premium or penalty.  The Borrower shall give the Administrative Agent written notice at least two (2) Business Days prior to the prepayment of any LIBOR Loan or one (1) Business Day prior to the prepayment of any Base Rate Loan.  Each voluntary partial prepayment of the Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

(d)           Section 2.8.(c) of the Existing Term Loan Agreement is hereby amended and restated in its entirety as follows:

(c)           Intentionally Omitted.

(e)           Section 5.2. of the Existing Term Loan Agreement is hereby amended and restated in its entirety as follows:

Section 5.2.           Suspension of LIBOR Loans.

(i)  Anything herein to the contrary notwithstanding, unless and until a Replacement Rate is implemented in accordance with clause (ii) below, if, on or prior to the determination of LIBOR for any Interest Period:

(a)           the Administrative Agent shall determine (which determination shall be conclusive) that reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period;

(b)           the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(c)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

(ii)  Notwithstanding anything to the contrary in Section 5.2.(i) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (a) the circumstances described in Section 5.2.(i)(a) or (i)(b) have arisen and that such circumstances are unlikely to be temporary, (b) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. syndicated loan market or (c) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in Dollars in the U.S. syndicated loan market, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 5.2.(i)(a) or (i)(b), 5.2.(ii)(a), 5.2.(ii)(b) or 5.2.(ii)(c) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Requisite Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate.  In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.2.(ii).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 13.7.), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Requisite Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects).  To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (ii), the Replacement Rate shall be applied in a manner consistent with market practice.

(f)            Section 7.1.(n) of the Existing Term Loan Agreement is hereby amended to insert the following new sentence at the end thereof:

As of the Sixth Amendment Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans.

(g)           Section 9.4. of the Existing Term Loan Agreement is hereby amended to delete the “and” appearing at the end of clause (r) therein, delete the period (“.”) appearing at the end of clause (s) therein and insert “; and” in substitution therefor, and insert the following new Section 9.4.(t) after Section 9.4.(s) appearing therein:

(t)            From and after the Investment Grade Pricing Effective Date, promptly, upon any change in the Parent Guarantor’s or the Borrower’s Credit Rating, a certificate stating that such Credit Rating has changed and the new Credit Rating that is in effect.

(h)           Article XII. of the Existing Term Loan Agreement is hereby amended to insert the following new Sections 12.11. and 12.12. immediately after Section 12.10. appearing therein:

Section 12.11.                      Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR”.

Section 12.12.                      Additional ERISA Matters.

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, that, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)      such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans;

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, that, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:

(i)      none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii)     the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)     no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans or this Agreement.

(c)         The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans and this Agreement, (ii) may recognize a gain if it extended the Loans for an amount less than the amount being paid for an interest in the Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

(i)            Section 13.7.(b)(ii) of the Existing Term Loan Agreement is hereby amended and restated in its entirety as follows:

(ii)           reduce the principal of, or interest rates that have accrued or that will be charged (subject to the last sentence of Section 13.7.(f)) on the outstanding principal amount of, the Loan or other Obligations (other than a waiver of default interest and changes in calculation of the Leverage Ratio that may indirectly affect pricing); provided, however, that only the written consent of the Requisite Lenders shall be required (x) for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate” and (y) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(j)            Section 13.7.(f) of the Existing Term Loan Agreement is hereby amended to insert the following sentence at the end thereof:

Notwithstanding anything to the contrary in this Section 13.7., the Administrative Agent and the Borrower may, without the consent of any Lender, (x) enter into amendments or modifications to this Agreement or any of the other Loan Documents or (y) enter into additional Loan Documents, in each case, as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 5.2.(ii) in accordance with the terms of Section 5.2.(ii).

(k)           Schedule I of the Existing Term Loan Agreement is hereby amended and restated in its entirety as set forth on Annex II hereto.

3.             Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions precedent:

(a)           The Administrative Agent shall have received:

(i)            counterparts of this Amendment duly executed and delivered by the Borrower and the other Loan Parties, the Administrative Agent, each New Lender, each Departing Lender and each Lender;

(ii)           an opinion of Hogan Lovells LLP, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;

(iii)          the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership or other comparable organizational document (if any) of each Loan Party certified as of a date not earlier than fifteen (15) days prior to the date hereof by the Secretary of State of the state of formation of such Loan Party (except that, if any such document relating to any Subsidiary Guarantor delivered to the Administrative Agent pursuant to the Existing Term Loan Agreement has not been modified or amended since the effective date (the “Fifth Amendment Effective Date”) of the Fifth Amendment to Term Loan Agreement, dated as of August 31, 2017, and remains in full force and effect, a certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary Guarantor so stating may be delivered in lieu of delivery of a current certified copy of such document);

(iv)          a certificate of good standing (or certificate of similar meaning) with respect to each of the Parent Guarantor and the Borrower issued as of a date not earlier than fifteen (15) days prior to the date hereof by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(v)           a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver this Amendment;

(vi)          copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity (except that, if any such document delivered to the Administrative Agent pursuant to the Existing Term Loan Agreement has not been modified or amended since the Fifth Amendment Effective Date and remains in full force and effect, a certificate so stating may be delivered in lieu of delivery of another copy of such document) and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(vii)         a certificate of a Responsible Officer of the Parent Guarantor or the Borrower certifying as to the conditions set forth in Section 6.2.(a), (b) and (d) of the Amended Term Loan Agreement on the date hereof and after giving effect to this Amendment and the transactions contemplated hereby;

(viii)        a Compliance Certificate dated as of the date hereof and calculated on a pro forma basis after giving effect to this Amendment for the Parent Guarantor’s fiscal quarter ending December 31, 2017 signed by the chief executive officer or chief financial officer of the Parent Guarantor;

(ix)          all fees and other amounts due and payable on or prior to the date hereof, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including fees and reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent) required to be reimbursed or paid by the Borrower in connection with this Amendment; and

(x)           a copy of a duly executed amendment to the Revolving Credit Agreement, consistent with the modifications contemplated hereby.

(b)           In the good faith and reasonable judgment of the Administrative Agent:

(i)            there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries most recently delivered to the Administrative Agent and the Lenders prior to the date hereof that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)           no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened in writing which could reasonably be expected to (A) result in a Material

Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under this Amendment and the Loan Documents to which it is a party;

(iii)          the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any material agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound; and

(iv)          the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

The Administrative Agent shall notify in writing the Borrower and the Lenders of the effectiveness of this Amendment, and such notice shall be conclusive and binding.

4.             Representations and Warranties.  The Borrower and the Parent Guarantor each hereby certifies that: (a) no Default or Event of Default exists as of the date hereof or would exist immediately after giving effect to this Amendment; (b) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party are true and correct in all material respects (unless any such representation and warranty is qualified by materiality, in which event such representation and warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless any such representation and warranty is qualified by materiality, in which event such representation and warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Loan Documents; (c) no consent, approval, order or authorization of, or registration or filing with, any third party (other than any required filing with the SEC, which the Borrower agrees to file in a timely manner or filings or recordations required in connection with the perfection of any Lien on the Collateral in favor of the Administrative Agent) is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained; and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower and the Parent Guarantor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein and as may be limited by equitable principles generally.  The Borrower and the Parent Guarantor each confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders’ or the Administrative Agent’s rights and remedies (all of which are hereby reserved).

5.             Ratification.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the Borrower, the Parent Guarantor and each Subsidiary Guarantor each hereby reaffirms and confirms its obligations under the Amended Term Loan Agreement, the Guaranty (solely with respect to the Parent Guarantor and the Subsidiary Guarantors) and the other Loan Documents to which it is a party and each and every such Loan Document executed by the undersigned in connection with the Existing Term Loan Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  This Amendment is not intended to and shall not constitute a novation.  All references to the Existing Term Loan Agreement contained in the above-referenced documents shall be a reference to the Amended Term Loan Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

6.             GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

7.             Counterparts.  To facilitate execution, this Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

8.             Headings.  The headings of this Amendment are provided for convenience of reference only and shall not affect its construction or interpretation.

9.             Miscellaneous.  This Amendment shall constitute a Loan Document under the Amended Term Loan Agreement.  This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.  Any determination that any provision of this Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Amendment.  Each of the Borrower and the Parent Guarantor represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or its counsel in entering into this Amendment.

10.          Departing Lenders.  Certain Lenders have agreed that they shall no longer constitute Lenders under the Existing Term Loan Agreement as of the date hereof (each, a “Departing Lender”).  Each Lender that executes and delivers a signature page hereto that identifies it as a Departing Lender shall constitute a Departing Lender and, as of the date hereof, each applicable Departing Lender shall not be a Lender under the Amended Term Loan Agreement.  No Departing Lender shall have any rights, duties or obligations under the Amended Term Loan Agreement.  All amounts owing to a Departing Lender, including all accrued and unpaid interest and fees but excluding any outstanding Loans owed to such Departing Lender (which Loans shall be assigned and reallocated among the remaining Lenders as set forth below), shall be paid by the Borrower to such Departing Lender concurrently with payment of such amounts to the other applicable Lenders.  The consent of a Departing Lender is not required to give effect to the changes contemplated by this Amendment.  Each Departing Lender hereby assigns its Loans to the remaining Lenders as of the date hereof, and the Administrative Agent is hereby authorized to take such steps under the Amended Term Loan Agreement as reasonably required to give effect to the departure of the Departing Lenders, including, without limitation, reallocating outstanding obligations among the continuing Lenders ratably based on their respective Pro Rata Share of the Loans as set forth on Schedule I to the Amended Term Loan Agreement, and any related sales, assignments or other relevant actions in respect of each Departing Lender’s existing Loans.  The Borrower agrees with and consents to the foregoing.  For the avoidance of doubt, the term “Lender” excludes the Departing Lenders (except to the extent of any claim made by a Departing Lender pursuant to Sections 13.2. and 13.10. of the Amended Term Loan Agreement in its capacity as a “Lender” under the Existing Term Loan Agreement prior to such Lender becoming a Departing Lender).  Without limiting the foregoing, the parties hereto (including, without limitation, each Departing Lender) hereby agree that the consent of any Departing Lender shall be limited to the acknowledgements and agreements set forth in this Section 10 and shall not be required as a condition to the effectiveness of any other amendments, restatements, supplements or modifications to the Amended Term Loan Agreement or the Loan Documents.

REST OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

RLJ LODGING TRUST, L.P.,
a Delaware limited partnership

By:	RLJ Lodging Trust,
a Maryland real estate investment trust, its sole general partner

	By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Chief Executive Officer

PARENT GUARANTOR:

RLJ LODGING TRUST,
a Maryland real estate investment trust

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS:

RLJ III — C BUCKHEAD, INC.,
a Texas corporation

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

RLJ III — EM WEST PALM BEACH, INC.,
a Texas corporation

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

[RLJ — Sixth Amendment to Term Loan Agreement]

EACH OF THE REMAINING SUBSIDIARY GUARANTORS LISTED ON ANNEX I HERETO

By: RLJ LODGING TRUST, L.P.,
a Delaware limited partnership, the direct or indirect holder of all controlling interests in such Subsidiary Guarantor

By: RLJ LODGING TRUST, a Maryland real estate investment trust, its sole general partner

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Chief Executive Officer

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Mark F. Monahan
Name: Mark F. Monahan
Title: Senior Vice President

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By:	/s/ William R. Lynch III
Name: William R. Lynch III
Title: Senior Vice President

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Barbara Heubner
Name: Barbara Heubner
Title: Vice President

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

COMPASS BANK, an Alabama banking corporation, as a New Lender and as a Lender

By:	/s/ Walter E. Rivadeneira
Name: Walter E. Rivadeneira
Title: Vice President

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ Steve Whitcomb
Name: Steve Whitcomb
Title: Senior Vice President

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

REGIONS BANK, as Lender

By:	/s/ T. Barrett Vawter
Name: T. Barrett Vawter
Title: Vice President

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

[Signatures Continued on Next Page]

[RLJ — Sixth Amendment to Term Loan Agreement]

Accepted to and Agreed:

The undersigned is executing this signature page solely as a Departing Lender in its acceptance of the termination of its commitments and obligations under the Existing Term Loan Agreement as a “Lender” thereunder and not as a Lender party hereto. The undersigned hereby acknowledges that the Existing Term Loan Agreement shall be amended by this Amendment to which this signature page is attached and the undersigned shall not constitute a party thereto as a Lender other than for purposes of effectuating the amendment of the Existing Term Loan Agreement.

RAYMOND JAMES BANK, N.A., as a
Departing Lender

By:	/s/ Matthew Stein
Name: Matthew Stein
Title: Vice President

[RLJ — Sixth Amendment to Term Loan Agreement]

ANNEX I

SUBSIDIARY GUARANTORS

Subsidiary Guarantor
1.	RLJ C Charleston HD, LLC
2.	RLJ C HOUSTON HUMBLE, LP
3.	RLJ C NY Upper Eastside, LLC
4.	RLJ C PORTLAND DT, LLC
5.	RLJ C WAIKIKI, LLC
6.	RLJ CABANA MIAMI BEACH, LLC
7.	RLJ DBT KEY WEST, LLC
8.	RLJ EM IRVINE, LP
9.	RLJ EM Waltham, LLC
10.	RLJ HGN Emeryville, LP
11.	RLJ HP Fremont, LP
12.	RLJ HP Madison DT, LLC
13.	RLJ HY ATLANTA MIDTOWN, LLC
14.	RLJ HyH Charlotte, LLC
15.	RLJ HyH Cypress, LP
16.	RLJ HyH Emeryville, LP
17.	RLJ HyH San Diego, LP
18.	RLJ HyH San Jose, LP
19.	RLJ HyH San Ramon, LP
20.	RLJ HyH Santa Clara, LP
21.	RLJ HyH Woodlands, LP
22.	RLJ II — AUSTIN SOUTH HOTELS, LP
23.	RLJ II — C AUSTIN AIR, LP
24.	RLJ II — C AUSTIN NW, LP
25.	RLJ II — C AUSTIN S, LP
26.	RLJ II — C CHICAGO MAG MILE, LLC
27.	RLJ II — C GOLDEN, LLC
28.	RLJ II — C HAMMOND, LLC
29.	RLJ II — C LONGMONT, LLC
30.	RLJ II — C LOUISVILLE CO, LLC
31.	RLJ II — C LOUISVILLE NE KY, LLC
32.	RLJ II — C MIDWAY, LLC
33.	RLJ II — C MIRAMAR, LLC

Annex I-1

Subsidiary Guarantor
34.	RLJ II — C MISHAWAKA, LLC
35.	RLJ II — C SALT LAKE, LLC
36.	RLJ II — C SUGARLAND, LP
37.	RLJ II — F AUSTIN S, LP
38.	RLJ II — F CHERRY CREEK, LLC
39.	RLJ II — F HAMMOND, LLC
40.	RLJ II — F KEY WEST, LLC
41.	RLJ II — F MIDWAY, LLC
42.	RLJ II — F SAN ANTONIO DT, LP
43.	RLJ II — HA CLEARWATER, LLC
44.	RLJ II — HA FORT WALTON BEACH, LLC
45.	RLJ II — HA GARDEN CITY, LLC
46.	RLJ II — HA MIDWAY, LLC
47.	RLJ II — HG MIDWAY, LLC
48.	RLJ II — HOLX MIDWAY, LLC
49.	RLJ II — INDY CAPITOL HOTELS, LLC
50.	RLJ II — MH DENVER S, LLC
51.	RLJ II — MH MIDWAY, LLC
52.	RLJ II — R AUSTIN NW, LP
53.	RLJ II — R AUSTIN PARMER, LP
54.	RLJ II — R AUSTIN S, LP
55.	RLJ II — R FISHERS, LLC
56.	RLJ II — R GOLDEN, LLC
57.	RLJ II — R HAMMOND, LLC
58.	RLJ II — R HOUSTON GALLERIA, LP
59.	RLJ II — R LONGMONT, LLC
60.	RLJ II — R LOUISVILLE CO, LLC
61.	RLJ II — R LOUISVILLE DT KY, LLC
62.	RLJ II — R LOUISVILLE NE KY, LLC
63.	RLJ II — R MERRILLVILLE, LLC
64.	RLJ II — R MIRAMAR, LLC
65.	RLJ II — R NOVI, LLC
66.	RLJ II — R PLANTATION, LLC
67.	RLJ II — R SALT LAKE CITY, LLC
68.	RLJ II — R SAN ANTONIO, LP
69.	RLJ II — R SUGARLAND, LP
70.	RLJ II — R WARRENVILLE, LLC

Annex I-2

Subsidiary Guarantor
71.	RLJ II — RH BOULDER, LLC
72.	RLJ II — RH PLANTATION, LLC
73.	RLJ II — S AUSTIN N, LP
74.	RLJ II — S LONGMONT, LLC
75.	RLJ II — S LOUISVILLE KY, LLC
76.	RLJ II — S MISHAWAKA, LLC
77.	RLJ II — S WESTMINSTER, LLC
78.	RLJ II — SLE MIDWAY, LLC
79.	RLJ III — DBT Columbia, LLC
80.	RLJ III — DBT Metropolitan Manhattan, LP
81.	RLJ III — EM Fort Myers, LLC
82.	RLJ III — EM Tampa DT, LLC
83.	RLJ III — F Washington DC, LLC
84.	RLJ III — HA Denver Tech Center, LLC
85.	RLJ III — HA Houston Galleria, LP
86.	RLJ III — HA West Palm Beach Airport, LLC
87.	RLJ III — HG New Orleans Convention Center, LLC
88.	RLJ III — HG West Palm Beach Airport, LLC
89.	RLJ III — HGN Durham, LLC
90.	RLJ III — HGN Hollywood, LP
91.	RLJ III — HGN Pittsburgh, LP
92.	RLJ III — R Columbia, LLC
93.	RLJ III — R National Harbor, LLC
94.	RLJ III - R Silver Spring, LLC
95.	RLJ III — RH Pittsburgh, LP
96.	RLJ III — St. Charles Ave Hotel, LLC
97.	RLJ R Atlanta Midtown, LLC
98.	RLJ R HOUSTON HUMBLE, LP
99.	RLJ S Hillsboro, LLC
100.	RLJ C SAN FRANCISCO, LP
101.	RLJ HS SEATTLE LYNWOOD, LLC
102.	RLJ HP WASHINGTON DC, LLC
103.	RLJ II — R OAK BROOK, LLC
104.	RLJ S HOUSTON HUMBLE, LP
105.	RLJ C HOUSTON HUMBLE GENERAL PARTNER, LLC
106.	RLJ EM IRVINE GENERAL PARTNER, LLC
107.	RLJ HP FREMONT GENERAL PARTNER, LLC
108.	RLJ HYH CYPRESS GENERAL PARTNER, LLC
109.	RLJ HYH EMERYVILLE GENERAL PARTNER, LLC

Annex I-3

Subsidiary Guarantor
110.	RLJ HYH SAN DIEGO GENERAL PARTNER, LLC
111.	RLJ HYH SAN JOSE GENERAL PARTNER, LLC
112.	RLJ HYH SAN RAMON GENERAL PARTNER, LLC
113.	RLJ HYH SANTA CLARA GENERAL PARTNER, LLC
114.	RLJ HYH WOODLANDS GENERAL PARTNER, LLC
115.	RLJ II — AUSTIN SOUTH HOTELS GENERAL PARTNER, LLC
116.	RLJ II — C AUSTIN AIR GENERAL PARTNER, LLC
117.	RLJ II — C AUSTIN NW GENERAL PARTNER, LLC
118.	RLJ II — C SUGARLAND GENERAL PARTNER, LLC
119.	RLJ II — F AUSTIN S GENERAL PARTNER, LLC
120.	RLJ II SENIOR MEZZANINE BORROWER, LLC
121.	RLJ II JUNIOR MEZZANINE BORROWER, LLC
122.	RLJ II — F SAN ANTONIO DT GENERAL PARTNER, LLC
123.	RLJ II — R AUSTIN NW GENERAL PARTNER, LLC
124.	RLJ II — R AUSTIN S GENERAL PARTNER, LLC
125.	RLJ II — R HOUSTON GALLERIA GENERAL PARTNER, LLC
126.	RLJ II — R SAN ANTONIO GENERAL PARTNER, LLC
127.	RLJ II — R SUGARLAND GENERAL PARTNER, LLC
128.	RLJ III — C BUCKHEAD PARENT, LLC
129.	RLJ III — EM WEST PALM BEACH PARENT, LLC
130.	RLJ III — HA HOUSTON GALLERIA GENERAL PARTNER, LLC
131.	RLJ III — HGN HOLLYWOOD GENERAL PARTNER, LLC
132.	RLJ III — RH PITTSBURGH GENERAL PARTNER, LLC
133.	RLJ R HOUSTON HUMBLE GENERAL PARTNER, LLC
134.	RLJ II — C AUSTIN S GENERAL PARTNER, LLC
135.	RLJ II — R AUSTIN PARMER GENERAL PARTNER, LLC
136.	RLJ II — S AUSTIN N GENERAL PARTNER, LLC
137.	RLJ C SAN FRANCISCO GENERAL PARTNER, LLC
138.	RLJ S HOUSTON HUMBLE GENERAL PARTNER, LLC
139.	RLJ III — DBT MET MEZZ BORROWER, LP
140.	RLJ III — DBT METROPOLITAN MANHATTAN GP, LLC
141.	RLJ III — DBT MET MEZZ BORROWER GP, LLC
142.	DBT MET HOTEL VENTURE, LP
143.	DBT MET HOTEL VENTURE GP, LLC
144.	RLJ III — DBT MET HOTEL PARTNER, LLC
145.	RLJ HGN EMERYVILLE GENERAL PARTNER, LLC
146.	RLJ III — HGN PITTSBURGH GENERAL PARTNER, LLC

Annex I-4

ANNEX II

SCHEDULE I
LENDERS AND LOANS

Lenders	Loan
Wells Fargo Bank, National Association	$41,250,000
PNC Bank, National Association	$41,250,000
Capital One, National Association	$41,250,000
Compass Bank, an Alabama Banking Corporation	$41,250,000
Regions Bank	$30,000,000
Royal Bank of Canada	$20,000,000
Branch Banking and Trust Company	$10,000,000
Total Loans	$225,000,000

Annex II-1